UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PUSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2011

DIAMONDHEAD CASINO CORPORATION

 DELAWARE
    COMMISSION FILE NUMBER: 0-17529
              IRS EMPLOYER IDENTIFICATION NO. 59-2935476

1301 Seminole Boulevard, Suite 142
Largo, Florida 33770
(727) 674-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.
☐  Soliciting material pursuant to Rule 14a- 12 under the Securities Act.
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐  Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointmentof Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2011, Carl D. Stevens tendered his resignation to the Board of Directors. Mr. Stevens was elected as a Director on January 10, 2006 and was a member of the Compensation Committee.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION

By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: July 18, 2011